UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Conejo Spectrum Street Suite 200
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2024, Atara Biotherapeutics, Inc., a Delaware corporation (the “Company”), announced that in connection with the Company’s reduction in force, the employment of the Company’s Executive Vice President, Chief Medical Officer would terminate effective as of February 2, 2024 and that in connection with such termination, Dr. Joshi would enter into a consulting agreement with the Company pursuant to which Dr. Joshi will provide consulting services to the Company through January 31, 2025. Dr. Joshi’s last day of employment with the Company is February 2, 2024.

On February 22, 2024, Dr. Joshi and the Company entered into a consulting agreement pursuant to which he will receive a consulting fee of $3,000 monthly for up to a specified number of consulting hours per month and will receive additional compensation of $300 per hour in excess of such specified number of consulting hours. Dr. Joshi’s outstanding restricted stock unit equity awards will continue to vest during the consulting term. In addition, subject to the terms of the consulting agreement, Dr. Joshi will be entitled to receive $180,000 upon the approval by the United States Food and Drug Administration of a biologics license application for tabelecleucel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date:	February 23, 2024	By:	/s/ Amar Murugan
Amar Murugan Chief Legal Officer